Exhibit 99.1

T3 Defense Announces Unaudited Preliminary Key Financial and Operational
Metrics for Q1 2026, Its First Reporting Quarter as a Defense-Focused Holding Company

●	Expects Q1 2026 Revenue to be Approximately $4.2 Million

●	Ended Q1 2026 with a Backlog of Over $12.0 Million

●	Reafirms Full Year 2026 Revenue Guidance of $26 Million

●	Heightened Demand for Defense Drove Strong RFP Activity Across all Subsidiaries

New York, NY and Netanya, Israel – April 15, 2026 - T3 Defense Inc. (Nasdaq: DFNS) (“T3 Defense” or the “Company”), a holding company that acquires and operates mission-critical defense businesses, today announces key financial and operational metrics for the first quarter (“Q1”) of 2026 and updates its full-year revenue outlook.

All numbers reported in this news release are unaudited and preliminary. The Company expects to announce its full financial results for Q1 2026 on or about May 14, 2026.

Key Financial and Operational Highlights

●	Expects Q1 2026 consolidated revenue to be approximately $4.2 million, generated by defense-related orders across all subsidiaries.

●	Reafirms full-year 2026 revenue guidance of $26 million, reflecting expectations for strong organic growth and operational momentum.

●	Strong backlog of $12.1 million as of March 31, 2026, across all subsidiaries, providing solid revenue visibility for the remainder of 2026.

●	Incoming Requests for Proposals (RFPs) across all subsidiaries reaches $12.0 million, driven by escalating global defense spending and heightened geopolitical tension.

Q1 2026 Marks a Landmark Quarter as T3 Defense Begins Operating as a Defense-Focused Holding Company

T3 Defense’s Q1 2026 results mark the Company’s first full operating quarter as a defense-focused holding company, following the successful completion of several strategic acquisitions, the establishment of multiple key partnership agreements, and significant capital investments to expand its operational footprint. These initiatives have strengthened the Company’s position across critical segments of the defense sector, enhanced its technological capabilities, and accelerated integration across its portfolio of businesses.

During the quarter, T3 Defense focused on aligning its newly acquired entities under a unified strategic vision, streamlining operations, and leveraging synergies to drive efficiency and scalability. The Company also advanced its relationships with government and commercial partners, positioning itself to capture emerging opportunities in defense modernization, advanced systems development, and mission-critical support services.

As a result, Q1 2026 represents a foundational period of transformation, setting the stage for sustained growth, improved margins, and long-term value creation for shareholders.

T3 Defense’s operating subsidiaries, spanning anti-missile systems, drone navigation, counter-drone solutions, defense engineering, and tactical power and mobility systems, collectively generated $4.2 million in revenue during the quarter, establishing a strong operational baseline as the Company enters its next phase of growth.

REAFIRMS Full-Year 2026 Revenue Guidance

Building on the first quarter momentum, T3 Defense projects full-year 2026 consolidated revenue of $26 million. This outlook reflects the Company’s expanding contract base, increasing production cadence, and deepening engagement with defense agencies and prime contractors across both the U.S. and Israel. Management believes the revenue trajectory from the first quarter through year-end demonstrates the scalability of its operating platform and the growing earnings potential of T3 Defense’s diversified portfolio. Together, these trends reinforce confidence in the Company’s ability to execute on its strategic priorities and deliver sustained, long-term growth.

●	Backlog of Over $12.1 Million Underpins Revenue Visibility

The Company’s consolidated backlog has grown to $12.1 million, providing solid near-term revenue visibility. This increase reflects new contract awards, broadened scopes on existing programs, and the successful integration of recently acquired subsidiaries into T3 Defense’s centralized business development infrastructure. The Company expects continued backlog growth throughout 2026 as additional contracts currently in advanced negotiation are formalized.

●	Robust RFP Pipeline Driven by Global Defense Demand

In addition, the Company has received $12.0 million in RFPs over the past several months, reflecting the direct commercial impact of heightened geopolitical tensions and accelerating global defense spending.

Menny Shalom, CEO of T3 Defense noted, “Q1 2026 was a defining quarter for T3 Defense, as it represents our first true operating quarter as a defense company. During the quarter, our vision of building a diversified, revenue-generating defense technology holding company became a reality. With $4.2 million in revenue, a backlog of $12.1 million, and a $26 million full-year revenue projection, we are demonstrating meaningful progress in executing our strategy and delivering on our commitments to shareholders.”

“Demand across the defense sector has never been stronger. Escalating global geopolitical tensions have created an unprecedented demand environment for defense technologies, and we are seeing a significant surge in RFP activity across all our subsidiaries. From tactical power systems supporting deployed forces, to counter-drone solutions protecting critical infrastructure, to advanced navigation platforms and missile defense components, each of our businesses is well positioned to benefit from the accelerating global rearmament cycle. We believe this dynamic represents a multi-year structural tailwind and expect continued conversion of this pipeline into long-term contracts that will support sustained growth well beyond 2026.”

Operating Subsidiary Highlights

B. Rimon (T3 Defense wholly owned subsidiary)

●	Rimon, an exclusive distributor and manufacturer of components for priority missile defense programs, including the Iron Dome, is experiencing increased engagement from both existing and new customers seeking reliable, high-quality manufacturing partners capable of meeting stringent performance and delivery requirements, further reinforcing its position as a trusted supplier within the defense ecosystem.

●	During Q1 2026, Rimon secured approximately $4.1 million in new multi-year contracts to support Israel’s national missile defense and homeland security architecture and has a backlog of $4.8 million.

Tiltan Software Engineering (T3 Defense wholly owned subsidiary)

●	Tiltan, a 30-year-old defense technology firm specializing in AI-driven simulation, synthetic data generation, and GPS-denied navigation systems is actively bidding on several significant projects with Tier-1 defense companies in Israel. Demand for Tiltan’s capabilities is being driven by the growing operational need for training environments and navigation solutions that function in GPS-contested theaters.

●	During Q1 2026, Tilan received RFPs totaling $5.4 million.

Nimbus Drones Technologies (T3 Defense wholly owned subsidiary)

●	Nimbus, a designer and manufacturer of fully customized unmanned aerial systems for professional applications in critical industries and services, has seen accelerating demand for its advanced drone platforms across defense and homeland security markets, driven by growing requirements for ISR (intelligence, surveillance, and reconnaissance), force protection, and rapid-response capabilities. Customer activity has increased materially, with a focus on proven, field-ready systems and scalable deployment.

ITS (Industrial Techno-Logic Solutions) (T3 Defense holds 51% controlling stake)

●	ITS, a provider of advanced electro-mechanical manufacturing capabilities serving land, air, and naval defense platforms, is experiencing demand from government and commercial customers seeking reliable, scalable, and secure technology platforms.

●	ITS has a backlog of $2.1 million.

Positech (T3 Defense wholly owned subsidiary)

●	Positech, a developer of precision motion-control and stabilization systems integrated into radars, sensors, and mission payloads, recently established Robolynx Ltd., a new subsidiary targeting the growing demand for robotic solutions and remotely driven vehicles on the modern battlefield.

●	Positech has a backlog of $4.6 million and significant RFPs for its robotics products.

About T3 Defense Inc.

T3 Defense Inc. (NASDAQ: DFNS), is a holding company that acquires and operates mission-critical defense businesses involved in national security programs. It focuses on manufacturers with strong customer relationships and solid order backlogs, often capacity-and resource-constrained and specialized areas such as drones and autonomous vehicles, counter-drone systems, advanced manufacturing, tactical robotics, and AI software and system integration. Through disciplined acquisitions, centralized capital and strategy, and decentralized day-to-day operations, T3 Defense aims to strengthen essential defense capabilities and build long-term value.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding projected revenue, backlog conversion expectations, anticipated demand for the Company’s products and services, and the expected impact of geopolitical developments on the Company’s business. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, including risks related to the Company’s ability to integrate acquired businesses, retain key customers, manage supply chain constraints, and maintain adequate funding for operations. Readers are encouraged to review the Risk Factors contained in the Annual Report for the year ended December 31, 2025 filed with the Securities and Exchange Commission and the Company’s other filings with the Securities and Exchange Commission for a discussion of these and other risk factors. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations Contacts:

T3 Defense Inc.

575 5th Avenue
New York, NY 10017

contact@t3dfns.com

www.t3dfns.com

The Equity Group Inc.

Lena Cati

lcati@equityny.com

+1 (212) 836-9611

Val Ferraro

vferraro@theequitygroup.com

+1 (212) 836-9633

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